UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 4, 2019

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

One Liberty Plaza

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2019, Virtu Financial, Inc. (“Virtu” or the “Company”) announced changes to its senior management team. A copy of the press release is attached to this Report as Exhibit 99.1.

Chief Financial Officer Transition

The Company announced the departure of Joseph Molluso as of September 30, 2019, and named Alexander M. Ioffe, to serve as the Company’s Chief Financial Officer effective as of the same date. Mr. Molluso is departing to pursue another opportunity.

Mr. Ioffe, 52, has more than 18 years of experience in financial services within the brokerage industry, including most recently as the Chief Financial Officer of the broker-dealer subsidiary of Interactive Brokers Group, Inc. Mr. Ioffe previously served in senior financial roles at Datek Online Holding Corp. and Bertelsmann, and as an information technology consultant at Accenture. Mr. Ioffe received a B.S. from Lehigh University and an M.B.A. from Columbia University.

In connection with Mr. Ioffe’s appointment as Chief Financial Officer, the Company entered into an employment letter agreement with Mr. Ioffe on August 31, 2019 (the “Ioffe Employment Agreement”) pursuant to which Mr. Ioffe will be employed by the Company’s subsidiary, Virtu Financial Operating LLC (“Virtu Operating”) on an “at will” employment basis. Under the Ioffe Employment Agreement, Mr. Ioffe’s annual base salary is $500,000 per year, and Mr. Ioffe will be eligible to receive annual bonuses based on the achievement of performance targets set by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, payable in cash and equity awards in accordance with the Company’s incentive and equity plans as in effect from time to time. Mr. Ioffe will also be eligible to receive a special award in connection with the commencement of his employment, subject to the terms and conditions of the Company’s Amended and Restated 2015 Management Incentive Plan and the terms of a separate award agreement as well as additional annual awards beginning in the year 2020 as determined by the Compensation Committee.

Under the Ioffe Employment Agreement, if Mr. Ioffe’s employment is terminated by Virtu Operating without cause or by Mr. Ioffe for good reason (each, a “Qualifying Termination”), then in addition to receiving his accrued amounts, Mr. Ioffe will be entitled to, subject to the execution of a release of Claims, a lump sum payment of one times his base salary plus the acceleration of certain unvested amounts under his special award. If a Qualifying Termination occurs upon or within 12 months following a change in control or such termination was in anticipation of a change in control, Mr. Ioffe will also receive a pro-rated bonus at target  for the year of termination and a further bonus component in consisting of the highest of (w) the target bonus for the year of termination, (x) the prior year’s actual discretionary bonus, or (y) the average of the two prior year’s actual discretionary bonuses.

In connection with the Ioffe Employment Agreement, Mr. Ioffe entered into a restrictive covenant agreement that provides for confidentiality and non-disparagement restrictions and that he will not engage in any business that competes with the Company or its affiliates, and he will not solicit or hire employees, consultants or members of Virtu Operating, its subsidiaries or its affiliates during his employment and for a period of 12 months thereafter.

There are no arrangements or understandings between Mr. Ioffe and any other persons pursuant to which he was selected as an officer. Mr. Ioffe has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Ioffe Employment Agreement. The above description is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

In connection with Mr. Molluso’s departure, the Company and Mr. Molluso entered into a separation agreement and release of claims (the “Molluso Separation Agreement”) that, among other things, provides Mr. Molluso, in exchange for signing a release of claims in favor of the Company and his agreement to comply with restrictive covenants in accordance with his existing employment letter and related documentation, with (i) a lump sum separation payment of $1,250,000 (ii) payment of 75% of the premiums to continue Mr. Molluso’s health care coverage for 6 months.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Molluso Separation Agreement. The above description is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Chief Operating Officer Appointment

On September 4, 2019, Virtu announced the appointment of Brett Fairclough to serve as the Company’s Chief Operating Officer and Global Head of Business Development, effective immediately.

Mr. Fairclough, 36, has been an employee of the Company and its predecessors since 2007, previously serving as the Company’s Managing Director of Asia Pacific and Chief Executive Officer of Virtu Singapore Pte. Ltd., the Company’s Singapore based subsidiary, since 2014. Prior to this role, he served as Chief Compliance Officer of the Company’s broker-dealer subsidiaries. Mr. Fairclough received a B.A. from University of California at Los Angeles.

On April 17, 2019, the Company entered into an employment letter agreement (the “Fairclough Employment Agreement”) with Mr. Fairclough on an “at will” employment basis.

The Fairclough Employment Agreement provides that Mr. Fairclough will be employed by Virtu Operating. Under the Fairclough Employment Agreement, Mr. Fairclough’s minimum annual base salary is $160,452 per year and he is eligible to receive an annual bonus and equity award in accordance with the Company’s incentive and equity plans as in effect from time to time and annual equity grants on terms and conditions determined by the Company.

In connection with the Fairclough Employment Agreement, Mr. Fairclough entered into a restrictive covenant agreement that provides for confidentiality and non-disparagement restrictions and that he will not engage in any business that competes with the Company or its affiliates, and he will not solicit or hire employees, consultants or members of Virtu Operating, its subsidiaries or its affiliates during his employment and for a period of thirty-six months thereafter. He is also subject to similar restrictive covenants under the limited liability company agreement of Virtu Employee Holdco (as amended and restated, “Virtu Employee Holdco Limited Liability Company Agreement”) with a three-year post-employment period. Additionally, in connection with his relocation from Singapore, Mr. Fairclough and the Company entered into a letter agreement and supplemental letter agreement regarding certain benefits and relocation support related to his expatriate assignment and relocation.

There are no arrangements or understandings between Mr. Fairclough and any other persons pursuant to which he was selected as an officer. Mr. Fairclough has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Fairclough Employment Agreement. The above description is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Chief Accounting Officer Appointment

On September 4, 2019, Virtu appointed Hyungtaek (Henry) Kim to serve as the Company’s Chief Accounting Officer, effective immediately.

Mr. Kim, 33, has been an employee of the Company and its predecessors since 2011, serving in roles of increasing responsibility including as Financial Operating Principal of the Company’s broker-dealer subsidiaries. Mr. Kim received a B.S. from Lehigh University and an M.B.A. from Columbia University.

On March 26, 2011, the Company entered into an employment letter agreement (the “Kim Employment Agreement”) with Mr. Kim on an “at will” employment basis. The Kim Employment Agreement provides that Mr. Kim will be employed by Virtu Operating. Mr. Kim’s annual base salary is currently $175,000 per year and he is eligible to receive an annual bonus and equity award in accordance with the Company’s incentive and equity plans as in effect from time to time and annual equity grants on terms and conditions determined by the Company.

In connection with the Kim Employment Agreement, Mr. Kim entered into a restrictive covenant agreement that provides for confidentiality and non-disparagement restrictions and that he will not engage in any business that competes with the Company or its affiliates, and he will not solicit or hire employees, consultants or members of Virtu Operating, its subsidiaries or its affiliates during his employment and for a period of eighteen months thereafter. He is also subject to similar restrictive covenants under the Virtu Employee Holdco Limited Liability Company Agreement with a three-year post-employment period.

There are no arrangements or understandings between Mr. Kim and any other persons pursuant to which he was selected as an officer. Mr. Kim has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Kim Employment Agreement. The above description is qualified in its entirety by reference to the full text thereof, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of Virtu Financial, Inc., dated September 4, 2019.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Virtu Financial, Inc., dated September 4, 2019.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: September 6, 2019